                                            November 28, 2006

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

         Re:      Residential Accredit Loans, Inc.
                  Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QS16

Ladies and Gentlemen:

         We have advised  Residential  Accredit  Loans,  Inc. (the  “Registrant”)  with respect to certain  federal income tax aspects of the  issuance by the  Registrant  of the  Mortgage  Asset-Backed  Pass-Through  Certificates,
Series 2006-QS16 (the  “Certificates”).  The Certificates will be issued pursuant to a Series Supplement,  dated as of  November  1, 2006 to the  Standard  Terms of Pooling  and  Servicing  Agreement,  dated as of November 1, 2006,
(together,  the "Pooling and Servicing  Agreement") as more particularly  described in the prospectus dated October
26,  2006 (the "Base  Prospectus")  and the  prospectus  supplement  dated  November  27,  2006,  (the  "Prospectus
Supplement" and together with the Base Prospectus,  the "Prospectus")  relating to such series, each forming a part of the  Registration  Statement on Form S-3 (File No.  333-131213) as filed by the  Registrant  with the Securities and  Exchange  Commission  under the  Securities  Act of 1933,  as amended (the  “Act”),  on January 23, 2006,  and declared  effective on March 3, 2006 (the  “Registration  Statement”).  Such advice  conforms to the description of selected federal income tax consequences to holders of the  Certificates  that appears under the heading  “Material
Federal Income Tax  Consequences”  in the Base  Prospectus and “Material  Federal Income Tax  Consequences”  in the
Prospectus  Supplement.  Such description does not purport to discuss all possible income tax  ramifications of the proposed issuance,  but with respect to those tax consequences which are discussed,  in our opinion the description is accurate in all  material  respects,  and we hereby  confirm  and adopt as our  opinion the  opinions  set forth therein.

         We hereby  consent to the filing of this opinion as an exhibit to the  Registration  Statement  and to the use of our name  wherever  appearing  in the  Prospectus  contained  therein.  In giving  such  consent,  we do not consider that we are “experts,”  within the meaning of the term as used in the Act or the rules and  regulations of the Commission issued thereunder,  with respect to any part of the Registration  Statement,  including this opinion as an exhibit or otherwise.

                                                     Very truly yours,

                                                     ORRICK, HERRINGTON & SUTCLIFFE LLP